Exhibit 99.1

News Release Copy

Icon Development, Inc. Enters Into Agreement and Plan of Merger with American Xeno, Inc.

VANCOUVER, British Columbia, April 24, 2007 - (BUSINESS WIRE) - Icon Development, Inc., a Nevada corporation (“Icon”) (OTCBB: IDVE), is pleased to announce that further to its news release of January 8, 2007 it has entered into an agreement and plan of merger (the “Agreement”) with American Xeno, Inc., a Nevada corporation (“Xeno”), Icon Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Icon (“Merger Sub”), and the stockholders of Xeno whereby Merger Sub will be merged with and into Xeno and each two issued and outstanding shares of common stock of Xeno will be converted into one share of common stock of Icon (the “Merger”) resulting in an aggregate of 29,750,000 common shares to be issued. As a result of the Merger, Xeno will become a wholly-owned subsidiary of Icon and a change of control of Icon will occur as the Xeno stockholders will acquire approximately 71% of the issued and outstanding shares of common stock following the closing of the Merger and the private placement discussed below.

In conjunction with the Merger, Icon intends to complete a private placement of up to 1,500,000 units (“Units”) of Icon at a price of $1.00 per Unit to certain eligible investors. Each Unit will consist of one share of common stock and one-half of one common stock purchase warrant of Icon. Each whole purchase warrant will entitle the holder for eighteen months from the date of issuance of the Units to acquire one additional share of common stock of Icon at an exercise price of $2.00. After completion of the Merger and private placement, and following the cancellation of 12,500,000 shares of Icon by a founding stockholder, Icon will have 41,670,820 shares of common stock issued and outstanding.

The closing of the Merger and the private placement are expected to take place on or about May 3, 2007, at which time Kennedy Kerster will resign as Chief Executive Officer, Chief Financial Officer, and President of Icon. On the same day, Elliot Lebowitz will replace Mr. Kerster as President and Chief Executive Officer, Wayne Smith will be appointed as Corporate Secretary, Treasurer and Chief Financial Officer and Michael Perry will be named as Chairman of Icon’s board of directors (the “Board”). Mr. Kerster will also resign as a director of Icon and Dr. Lebowitz, Dr. Perry, David Sachs, Milton Datsopoulus and James Beckner will be appointed to the Board. Please see Icon’s Schedule 14F-1 filed with the Securities and Exchange Commission on April 23, 2007 via EDGAR for further information regarding Icon’s new directors and executive officers.

The offered securities will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and may not be offered or sold within the United States absent registration under the U.S. Securities Act or unless pursuant to an exemption from such registration requirements.

This news release shall not constitute an offer to sell or an offer to buy such securities in any jurisdiction.

About Xeno

Xeno is a private corporation that seeks to develop therapeutic applications of organs and cells derived from genetically engineered pigs as a transplant alternative to human donor sources. Xeno believes that this corporate goal is made possible through the company's position as an exclusive licensee of what Xeno considers to be some of the medical industry's most advanced research, intellectual property and associated technologies, derived from over 15 years of development in the field of xenotransplantation by a major pharmaceutical company and its associated research entities. Xenotransplantation is defined as the transplantation of organs, cells and tissues from one species to another.

Technologies covered by Xeno’s exclusive license include the following:

• Exclusive rights to the commercial use of a herd of proprietary in-bred miniature swine for xenotransplantation. The Xeno pig herd has been in-bred over decades in a controlled scientific environment in order to ensure animal uniformity, facilitating consistent transplant quality control.

• The pig herd is believed to be incapable of infecting human cells, based on laboratory studies. This is an important factor in ensuring transplantation safety.

• Xeno’s exclusively licensed patent rights include the use and composition for targeting and eliminating the major causes of rejection of xenotransplants.

• Xeno believes it will be in strong position in the field of tolerance whereby a patient's immune system can be reeducated to more closely recognize transplanted foreign cells, tissues and organs as “self”, reducing the requirement for chronic systemic immunosuppressive drugs.

Xeno intends to prioritize development of its exclusive xenotransplantation rights through the evaluation of its proprietary porcine islet cells to treat diabetes and of its proprietary porcine organs to treat end stage organ disease.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by the use of words such as “seek,” “anticipate,” “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “intend,” and similar expressions. Forward-looking statements in this press release include, but are not limited to, the anticipated closing and closing date of the Merger and the private placement of Units and the related resignation and election of certain executive officers and directors of Icon and Xeno’s stated business goals and objectives. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Icon or Xeno to be materially different from those expressed or implied by such forward-looking statements. Such factors include, among other things, the need to satisfy the conditions to closing in the Agreement and any documentation related to the private placement of Units, the need to satisfy the regulatory and legal requirements with respect to the Merger and private placement of Units, the need to obtain sufficient capital or a strategic business arrangement to fund Xeno’s business goals and objectives after closing the Merger, the need to build the infrastructure necessary to support the research of Xeno’s xenotransplantation technology, competition, compliance with applicable regulatory requirements related to xenotransplantation, the ability to take Xeno’s xenotransplantation technology into the clinical trial stage, the likelihood that Xeno’s xenotransplantation technology will prove to be successful, and other risk factors discussed in Icon’s periodic filings with the Securities and Exchange Commission.

Contacts

Icon Development, Inc.

Ken Kerster, (604) 515-8065